Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
CERTIFICATION

I, Robert W. Duggan, certify that:

1.           I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Pharmacyclics, Inc.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Robert W. Duggan
Robert W. Duggan
Chairman of the Board and Chief Executive Officer
October 27, 2009	(Principal Executive Officer)